L&L CPAs, PA

19720 Jetton Road, 3rd Floor
Cornelius, NC 28031
Tel: 704-897-8336
Fax: 704-919-5089

January 15, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 31, 2019 and filed with the Commission on January 7, 2020, of American Cannabis Company, Inc. and are in agreement with the statements contained in paragraphs (a), on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

L&L CPAs P.A

L&L CPAS, PA